                                                                     Exhibit 1.2


                             CONTRIBUTION AGREEMENT

                                  BY AND AMONG

                          SUPERIOR WELL SERVICES, INC.,

                           THE GENERAL PARTNER AND THE
                               LIMITED PARTNERS OF
                          SUPERIOR WELL SERVICES, LTD.

                                       AND

                           THE GENERAL PARTNER AND THE
                               LIMITED PARTNERS OF
                            BRADFORD RESOURCES, LTD.

                            DATED AS OF MAY 3, 2005

                                TABLE OF CONTENTS

                                    ARTICLE I
                                   DEFINITIONS

                                   ARTICLE II
                            CONTRIBUTION TRANSACTIONS

  Section 2.1 Contribution of General Partner Interests to New GP............4
  Section 2.2 Contribution of Partnership Interests to SWSI..................5
  Section 2.3 Issuance of New Certificates...................................6
  Section 2.4 Certificate Legends............................................6
  Section 2.5 Fractional Shares..............................................6
  Section 2.6 Certain Adjustments............................................6

                                   ARTICLE III
                                     CLOSING

  Section 3.1 Time and Place.................................................6
  Section 3.2 Deliveries at Closing..........................................6

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF THE SUPERIOR PARTNERS

  Section 4.1 Organization and Qualification of Superior Ltd.................7
  Section 4.2 Capitalization of Superior Ltd.................................7
  Section 4.3 Authority, Authorization and Enforceability....................7
  Section 4.4 No Violation...................................................8
  Section 4.5 Title to Assets................................................8
  Section 4.6 Litigation.....................................................9
  Section 4.7 Bankruptcy.....................................................9
  Section 4.8 Brokerage Fees and Commissions.................................9
  Section 4.9 No Distribution................................................9

                                    ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF THE BRADFORD PARTNERS

  Section 5.1 Organization and Qualification of Bradford Ltd.................9
  Section 5.2 Capitalization of Bradford Ltd................................10
  Section 5.3 Authority, Authorization and Enforceability...................10
  Section 5.4 No Violation..................................................11
  Section 5.5 Title to Assets...............................................11
  Section 5.6 Litigation....................................................11
  Section 5.7 Bankruptcy....................................................11
  Section 5.8 Brokerage Fees and Commissions................................11
  Section 5.9 No Distribution...............................................12

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF SWSI

  Section 6.1 Organization of SWSI..........................................12
  Section 6.2 Capitalization................................................12
  Section 6.3 Authority, Authorization and Enforceability...................12
  Section 6.4 No Violation..................................................13
  Section 6.5 Litigation....................................................13

                                 ARTICLE VII
               REPRESENTATIONS AND WARRANTIES CONCERNING NEW GP

  Section 7.1 Organization of New GP........................................13
  Section 7.2 Capitalization of New GP......................................13

                                  ARTICLE VIII
                                    COVENANTS

  Section 8.1 Ordinary Course of Business...................................14
  Section 8.2 Restricted Activities and Transactions........................14
  Section 8.3 HSR and Other Regulatory Matters..............................15
  Section 8.4 Commercially Reasonable Efforts...............................16
  Section 8.5 New SWSI Charter and Bylaws...................................16
  Section 8.6 Officers and Directors........................................16
  Section 8.7 Access to Information.........................................16
  Section 8.8 Section 351 Reporting.........................................16
  Section 8.9 SWSI Registration Statement...................................17
  Section 8.10 Blue Sky.....................................................17
  Section 8.11 Notification of Certain Matters..............................17
  Section 8.12 Further Assurances...........................................17

                                   ARTICLE IX
                                   CONDITIONS

  Section 9.1 Conditions to Obligations of Each Party.......................17

                                    ARTICLE X
                                   TERMINATION

  Section 10.1 Termination..................................................19
  Section 10.2 Effect of Termination........................................19
  Section 10.3 Fees and Expenses............................................20

                                   ARTICLE XI

                                  MISCELLANEOUS

  Section 11.1 Waiver and Amendment.........................................20
  Section 11.2 Nonsurvival of Representations and Warranties................20
  Section 11.3 Assignment...................................................20
  Section 11.4 Notices......................................................20
  Section 11.5 Governing Law................................................21
  Section 11.6 Severability.................................................22
  Section 11.7 Counterparts.................................................22
  Section 11.8 Headings.....................................................22
  Section 11.9 Enforcement of the Agreement.................................22
  Section 11.10 Entire Agreement; Third Party Beneficiaries.................22
  Section 11.11 Certain Assignments.........................................22

                             CONTRIBUTION AGREEMENT

      This Contribution Agreement, dated as of May 3, 2005 (this "Contribution Agreement"), is by and among Superior Well Services, Inc., a Delaware corporation ("SWSI"), Buffalo Valley Real Estate Company, a Pennsylvania corporation ("Superior GP"), Thomas C. Snyder, an individual and resident of Armstrong County, Pennsylvania ("Thomas Snyder"), David E. Snyder, an individual and resident of Armstrong County, Pennsylvania ("David Snyder"), Mark A. Snyder, an individual and resident of Armstrong County, Pennsylvania ("Mark Snyder"), the C.H. Snyder, Jr. Grantor Retained Annuity Trust Dated November 1, 2004, a Pennsylvania trust ("Snyder Trust"), Dennis C. Snyder, an individual and resident of Armstrong County, Pennsylvania ("Dennis Snyder"), Richard G. Snyder, an individual and resident of Armstrong County, Pennsylvania ("Richard Snyder"), David E. Wallace, an individual and resident of Indiana County, Pennsylvania ("Wallace"), Rhys R. Reese, an individual and resident of Allegheny County, Pennsylvania ("Reese"), Jake Linaberger, an individual and resident of Trumbull County, Ohio ("Linaberger") (Thomas Snyder, David Snyder, Mark Snyder, Snyder Trust, Dennis Snyder Richard Snyder, Wallace, Reese and Linaberger being referred to herein collectively as the "Superior Limited Partners" and together with Superior GP, the "Superior Partners"), Eastern Material Corp., a Pennsylvania corporation ("Bradford GP"), Allegheny Mineral Corp., a Pennsylvania corporation ("Allegheny"), Armstrong Cement & Supply Corp., a Pennsylvania corporation ("Armstrong") and Glacial Sand & Gravel Co., a Pennsylvania corporation ("Glacial") (Allegheny, Armstrong and Glacial being referred to herein collectively as the "Bradford Limited Partners" and together with Bradford GP, the "Bradford Partners").

                             W I T N E S S E T H:

      WHEREAS, the Superior Partners currently own all of the outstanding partnership interests of Superior Well Services, Ltd., a Pennsylvania limited partnership ("Superior Ltd.") and the Bradford Partners currently own all of the outstanding partnership interests of Bradford Resources, Ltd., a Pennsylvania limited partnership ("Bradford Ltd.");

      WHEREAS, Superior GP and Bradford GP own all of the outstanding limited liability company interests in Superior GP, L.L.C., a Delaware limited liability company ("New GP");

      WHEREAS, Mark Snyder currently owns 666 shares of SWSI Common Stock and Wallace currently owns 334 shares of SWSI Common Stock;

      WHEREAS, the Superior Partners and the Bradford Partners wish to effect a business combination whereby each of Superior Ltd. and Bradford Ltd. become indirect wholly owned subsidiaries of SWSI; and

      WHEREAS, pursuant to such business combination (i) Superior GP will contribute its general partner interest in Superior Ltd. to New GP; (ii) the Superior Limited Partners will contribute their limited partner interests in Superior Ltd. and Superior GP will contribute its limited liability company interest in New GP to SWSI in exchange for shares of common stock of SWSI; (iii) Bradford GP will contribute its general partner interest in Bradford Ltd. to New GP; and (iv) the Bradford Limited Partners will contribute their limited partner interests in

Bradford Ltd. and Bradford GP will contribute its limited liability company interests in New GP to SWSI in exchange for shares of common stock of SWSI.

      NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

      The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Contribution Agreement referred to below:

      "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2 of the general rules and regulations under the Securities Exchange Act of 1934, as in effect on the date of this Contribution Agreement.

      "Board" means the board of directors of SWSI.

      "Bradford GP" has the meaning set forth in the introductory paragraph hereto.

      "Bradford Limited Partners" has the meaning set forth in the introductory paragraph hereto.

      "Bradford Ltd." has the meaning set forth in the introductory paragraph hereto.

      "Bradford Partners" has the meaning set forth in the introductory paragraph hereto.

      "Bradford Partnership Agreement" means the agreement of limited partnership of Bradford Ltd., dated as of May 1, 1997, as amended.

      "Business Day" means any day other than a Saturday, a Sunday or any other day when banks are not open for business generally in the Commonwealth of Pennsylvania.

      "Closing" has the meaning set forth in Section 3.1.

      "Closing Date" has the meaning set forth in Section 3.1.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Contribution Agreement" has the meaning set forth in the introductory paragraph hereto.

      "Commission" means the U.S. Securities and Exchange Commission.

      "Delaware LLC Act" means the Limited Liability Company Act of the State of Delaware, as amended.

      "DGCL" means the General Corporation Law of the State of Delaware, as amended.

      "Effective Time" means immediately prior to the closing under the Underwriting Agreement.

      "Governmental Authorities" means the federal, state, county, city and political subdivisions in which any property of SWSI, Superior Ltd. or Bradford Ltd., respectively, is located or which exercises jurisdiction over any such property or entity, and any agency, department, commission, board, bureau or instrumentality of any of them which exercises jurisdiction over any such property or entity.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "Lien" means a lien, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, easement, preference, priority, assessment, security interest, lease, sublease, charge, claim, adverse claim, levy, interest of other Persons or other encumbrance of any kind.

      "New GP" has the meaning set forth in the recitals hereto.

      "New GP LLC Agreement" means the limited liability company agreement of New GP, dated as of March 2, 2005.

      "New SWSI Bylaws" means the Amended and Restated Bylaws of SWSI in such form as shall be approved by the Board prior to the Closing.

      "New SWSI Charter" means the Amended and Restated Certificate of Incorporation of SWSI in such form as shall be approved by the Board prior to the Closing.

      "Pennsylvania LP Act" means the Pennsylvania Revised Uniform Limited Partnership Act, as amended.

      "Permitted Liens" means Liens (including mechanics', workers', repairers', materialmens', warehousemens', landlord's and other similar Liens) arising in the ordinary course of business as would not individually or in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject to them.

      "Person" means an individual, corporation, partnership (limited or general), limited liability company, trust, joint stock company, Governmental Authority, unincorporated association or other legal entity.

      "Pricing Committee" means the committee designated or appointed by the Board for the purpose of approving the pricing and terms of the initial public offering of the SWSI Common Stock, or, if no such committee is appointed, the Board.

      "Registration Rights Agreement" means the registration rights agreement providing for the registration under the Securities Act of the shares of SWSI Common Stock to be received by the Superior Partners and the Bradford Partners pursuant to this Agreement in such form as shall be approved by the Board prior to the Closing.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Superior GP" has the meaning set forth in the introductory paragraph hereto.

      "Superior Limited Partners" has the meaning set forth in the introductory paragraph hereto.

      "Superior Ltd." has the meaning set forth in the introductory paragraph hereto.

      "Superior Partners" has the meaning set forth in the introductory paragraph hereto.

      "Superior Partnership Agreement" means the agreement of limited partnership of Superior Ltd., dated as of June 5, 1997, as amended.

      "SWSI Common Stock" means the common stock of SWSI, par value $.01 per share.

      "SWSI Initial Public Offering" means the initial public offering of the SWSI Common Stock contemplated by the SWSI Registration Statement.

      "SWSI Material Adverse Effect" means a material adverse effect on the combined business, operations, prospects, properties (including intangible properties), assets, operating results or condition (financial or otherwise), liabilities or reserves of SWSI, New GP, Superior Ltd. and Bradford Ltd., taken as a whole; provided, however, that a general decline in the business or prospects of the oilfield services industry as a whole shall not be deemed to be an SWSI Material Adverse Effect.

      "SWSI Registration Statement" means the Registration Statement on Form S-1 relating to the SWSI Common Stock to be filed with the Commission by SWSI in accordance with Section 8.7, and any amendments thereto.

      "Underwriting Agreement" has the meaning set forth in Section 9.1(d).

                                   ARTICLE II
                            CONTRIBUTION TRANSACTIONS

      SECTION 2.1 CONTRIBUTION OF GENERAL PARTNER INTERESTS TO NEW GP. Immediately prior to the Effective Time:

            (a) Superior GP will contribute its 1.0% general partner interest in Superior Ltd. to New GP; and

            (b) Bradford GP will contribute its 1.0% general partner interest in Bradford Ltd. to New GP.

      SECTION 2.2 CONTRIBUTION OF PARTNERSHIP INTERESTS TO SWSI. Subject to
Section 2.6, immediately prior to the Effective Time:

            (a) Superior GP shall contribute its 85% limited liability company interest in New GP to SWSI in exchange for 121,759 shares of SWSI Common Stock representing 0.85% of the total outstanding shares of SWSI Common Stock to be issued pursuant to this Section 2.2;

            (b) Bradford GP shall contribute its 15% limited liability company interest in New GP to SWSI in exchange for 21,487 shares of SWSI Common Stock representing 0.15% of the total outstanding shares of SWSI Common Stock to be issued pursuant to this Section 2.2; and

            (c) each Superior Limited Partner and Bradford Limited Partner will contribute its limited partner interest in Superior Ltd. or Bradford Ltd., respectively, to SWSI in exchange for the number of shares of SWSI Common Stock set forth opposite such Person's name in the tables below:

                              LIMITED
                              PARTNER       SHARES OF SWSI    PERCENTAGE OF
                            INTEREST TO      COMMON STOCK   TOTAL OUTSTANDING
                                 BE         TO BE RECEIVED    SWSI SHARES AT
       NAME OF SUPERIOR     CONTRIBUTED      AT EFFECTIVE     EFFECTIVE TIME
       LIMITED PARTNER        TO SWSI            TIME
      Thomas Snyder            9.66%           1,176,196          8.21%
      David Snyder             9.67%           1,177,413          8.22%
      Mark Snyder              9.67%           1,176,747          8.22%
      Snyder Trust             10.00%          1,217,594          8.50%
      Dennis Snyder            10.00%          1,217,594          8.50%
      Richard Snyder           10.00%          1,217,594          8.50%
      Wallace                  13.33%          1,623,100          11.33%
      Reese                    13.33%          1,623,434          11.33%
      Linaberger               13.34%          1,623,435          11.34%

                              LIMITED
                              PARTNER       SHARES OF SWSI    PERCENTAGE OF
                            INTEREST TO      COMMON STOCK   TOTAL OUTSTANDING
                                 BE         TO BE RECEIVED    SWSI SHARES AT
       NAME OF BRADFORD     CONTRIBUTED      AT EFFECTIVE     EFFECTIVE TIME
       LIMITED PARTNER        TO SWSI            TIME
      Allegheny                40.00%           859,478           6.00%
      Armstrong                34.00%           730,556           5.10%
      Glacial                  25.00%           537,174           3.75%

      SECTION 2.3 ISSUANCE OF NEW CERTIFICATES. At the Closing, SWSI shall issue to each Superior Partner and Bradford Partner a certificate or certificates representing the number of shares of SWSI Common Stock to be issued to such Person pursuant to Section 2.2. Each such certificate shall be registered in the name of the Person or Persons specified by the recipient thereof to SWSI in writing at least two Business Days prior to the Closing.

      SECTION 2.4 CERTIFICATE LEGENDS. The certificates evidencing the SWSI Common Stock delivered pursuant to Section 2.3 shall bear a legend substantially in the form set forth below and containing such other information as SWSI may deem necessary or appropriate:

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND SUCH LAWS OR PURSUANT TO AN EXEMPTION THEREFROM WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

      SECTION 2.5 FRACTIONAL SHARES. No fractional shares of SWSI Common Stock or scrip shall be issued as a result of the transactions contemplated by Section
2.2. Instead of any fractional share of SWSI Common Stock which would otherwise be issuable as a result of the such transactions, SWSI shall pay a cash adjustment in respect of such fractional interest in a per share amount equal to the initial public offering price of the SWSI Common Stock.

      SECTION 2.6 CERTAIN ADJUSTMENTS. The Board may adjust the number of shares of SWSI Common Stock to be received by each Superior Partner and each Bradford Partner pursuant to Section 2.2 in order to reflect a capitalization of SWSI that the Board reasonably determines to be in the best interests of SWSI and its stockholders based on the actual pricing of the initial public offering of the SWSI Common Stock; provided, however, that any such adjustment shall be made on a pro rata basis in accordance with the relative percentages of total outstanding shares of SWSI Common Stock contemplated by Section 2.2.

                                   ARTICLE III
                                     CLOSING

      SECTION 3.1 TIME AND PLACE. The closing of the transactions contemplated hereby (the "Closing") shall be held at the offices of Vinson & Elkins L.L.P., 1001 Fannin, Houston, Texas 77002 at 10:00 a.m., Houston time, immediately following the satisfaction or waiver of the conditions contained in Article IX or at such other place or time as the parties hereto may mutually agree. The date of the Closing is referred to herein as the "Closing Date."

      SECTION 3.2 DELIVERIES AT CLOSING. Subject to the provisions of Article IX hereof, at the Closing there shall be delivered the certificates and other documents required to be delivered pursuant to Article IX hereof.

                                   ARTICLE IV
             REPRESENTATIONS AND WARRANTIES OF THE SUPERIOR PARTNERS

      Each Superior Partner severally represents and warrants to SWSI and the Bradford Partners with respect to itself and Superior Ltd. that the statements contained in this Article IV are correct and complete as of the date hereof.

      SECTION 4.1 ORGANIZATION AND QUALIFICATION OF SUPERIOR LTD. Superior Ltd. is a limited partnership duly organized under the Pennsylvania LP Act and is validly existing and in good standing under the laws of the State of Pennsylvania. Superior Ltd. has all requisite limited partnership power and authority to own, operate or lease its properties and to carry on its business as now being conducted. Superior Ltd. is duly qualified to do business as a foreign limited partnership and is in good standing in each jurisdiction where the character of its properties owned, operated or leased, or the nature of its activities, makes such qualifications necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, prospects, properties, assets, operating results or condition (financial or otherwise) of Superior Ltd.

      SECTION 4.2 CAPITALIZATION OF SUPERIOR LTD.

            (a) Superior GP is the sole general partner of Superior Ltd. with a 1.0% general partner interest in Superior Ltd.; such general partner interest has been duly authorized and validly issued in accordance with the Superior Partnership Agreement and is owned by Superior GP free and clear of all Liens (other than those arising under this Contribution Agreement and restrictions on sales to the public of securities under applicable securities laws) and has no outstanding agreement, understanding or obligation to sell, transfer or deliver such general partner interest.

            (b) Each Superior Limited Partner owns beneficially and of record the limited partner interest in Superior Ltd. set forth opposite such Superior Limited Partner's name in Section 2.2(c); such limited partner interest has been duly authorized and validly issued in accordance with the Superior Partnership Agreement and is fully paid (to the extent required under the Superior Partnership Agreement) and nonassessable (except as such nonassessability may be affected by the relevant provisions of the Pennsylvania LP Act); and such Superior Limited Partner owns such limited partner interest free and clear of all Liens (other than those arising under this Contribution Agreement and restrictions on sales to the public of securities under applicable securities laws) and has no outstanding agreement, understanding or obligation to sell, transfer or deliver such limited partner interest.

            (c) There are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating Superior Ltd. to issue, deliver or sell, or cause to be issued, delivered or sold, additional partnership interests in Superior Ltd.

      SECTION 4.3 AUTHORITY, AUTHORIZATION AND ENFORCEABILITY. Each Superior Partner has the requisite power and authority (corporate or otherwise) and capacity (in the case of an individual) to execute and deliver this Contribution Agreement and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of by Superior GP of this Contribution Agreement and each instrument required hereby to be executed and delivered by it at the Closing and the performance of its obligations hereunder and thereunder have been duly and validly authorized by the board of directors of Superior GP, and no other corporate proceedings of Superior GP are necessary to authorize the execution and delivery of this Contribution Agreement or the consummation of the transactions contemplated hereby. This Contribution Agreement and each instrument required hereby have been duly executed and delivered by each Superior Partner and (assuming due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto) constitute the valid and legally binding obligations of each Superior Partner, enforceable against each Superior Partner in accordance with their terms, except that (A) such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws, decisions or equitable principles now or hereafter in effect relating to or affecting the enforcement of creditors' rights or debtors' obligations generally, and to general equity principles, and
(B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      SECTION 4.4 NO VIOLATION. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by, and receipt of all permits and orders of Governmental Authorities required in connection with the consummation of the transactions contemplated by this Contribution Agreement, and the receipt of all approvals or consents required to be obtained from third parties other than the Superior Partners or the Bradford Partners (none of which the failure to obtain would, individually or in the aggregate, have a material adverse effect on the ability of any Superior Partner to consummate the transactions contemplated by this Agreement) , neither the execution and delivery by the Superior Partners of this Contribution Agreement or any instrument required hereby to be executed and delivered by them at the Closing nor the performance by the Superior Partners of their obligations hereunder or thereunder will (i) violate or breach the terms of or cause a default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien upon any of the properties or assets of Superior Ltd. or the partnership interests in Superior Ltd. held by any Superior Partner under (A) any law, regulation or order of any Governmental Authority applicable to Superior Ltd. or the Superior Partners, (B) the Superior Partnership Agreement or the charter, bylaws or similar organizational document of any Superior Partner, or (C) any contract, agreement or other instrument or obligation to which Superior Ltd. or any Superior Partner is a party or by which it or any of its properties or assets is bound, or (ii) with the passage of time, the giving of notice or the taking of any action by a third party, have any of the effects set forth in clause (i) of this Section 4.4, except in any such case for any matters described in this
Section 4.4 that would not have an SWSI Material Adverse Effect.

      SECTION 4.5 TITLE TO ASSETS. Superior Ltd. has good and indefeasible title to all of its assets and properties, free and clear of all Liens, except for (i) Permitted Liens or (ii) Liens arising in connection with any loan or credit agreement to which Superior Ltd. or Bradford Ltd. is a party.

      SECTION 4.6 LITIGATION. There are no suits, actions, proceedings or investigations pending or threatened against Superior Ltd or such Superior Partner (i) seeking to prevent or delay the Closing or (ii) that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Superior Ltd. or any Superior Partner's ability to perform its obligations with respect to the transactions contemplated by this Agreement. Superior Ltd. is not subject to any continuing court or administrative order, writ, injunction or decree applicable to it or its assets. There are no judgments against Superior Ltd.

      SECTION 4.7 BANKRUPTCY. There are no bankruptcy, reorganization or rearrangement proceedings under any bankruptcy, insolvency, reorganization, moratorium or other similar laws with respect to creditors pending against, being contemplated by, or to the knowledge of any Superior Partner, threatened against Superior Ltd. or any Superior Partner.

      SECTION 4.8 BROKERAGE FEES AND COMMISSIONS. No Superior Partner has, directly or indirectly, incurred any obligation or entered into any agreement for any investment banking, brokerage or finder's fee or commission in connection with this Contribution Agreement for which any Bradford Partner shall incur any liability.

      SECTION 4.9 NO DISTRIBUTION. Each Superior Partner is an experienced and knowledgeable investor in the oilfield services industry, is able to bear the economic risks of its acquisition and ownership of the SWSI Common Stock and is capable of evaluating (and has evaluated) the merits and risks of SWSI and the acquisition and ownership of the SWSI Common Stock. Prior to entering into this Contribution Agreement, each Superior Partner had the opportunity to obtain the advice of Persons, such as legal and tax advisors, that it deemed appropriate concerning the transactions contemplated by this Contribution Agreement. Each Superior Partner is an "accredited investor," as such term is defined in Regulation D of the Securities Act of 1933, as amended, and will acquire the SWSI Common Stock for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder, any applicable state blue sky laws or any other applicable securities laws.

                                    ARTICLE V
           REPRESENTATIONS AND WARRANTIES OF THE BRADFORD PARTNERS

      Each Bradford Partner severally represents and warrants to SWSI and the Superior Partners with respect to itself and Bradford Ltd. that the statements contained in this Article V are correct and complete as of the date hereof.

      SECTION 5.1 ORGANIZATION AND QUALIFICATION OF BRADFORD LTD. Bradford Ltd. is a limited partnership duly organized under the Pennsylvania LP Act and is validly existing and in good standing under the laws of the State of Pennsylvania. Bradford Ltd. has all requisite limited partnership power and authority to own, operate or lease its properties and to carry on its business as now being conducted. Bradford Ltd. is duly qualified to do business as a foreign limited partnership and is in good standing in each jurisdiction where the character of its properties owned, operated or leased, or the nature of its activities, makes such qualifications necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, prospects, properties, assets, operating results or condition (financial or otherwise) of Bradford Ltd.

      SECTION 5.2 CAPITALIZATION OF BRADFORD LTD.

            (a) Bradford GP is the sole general partner of Bradford Ltd. with a 1.0% general partner interest in Bradford Ltd.; such general partner interest has been duly authorized and validly issued in accordance with the Bradford Partnership Agreement and is owned by Bradford GP free and clear of all Liens (other than those arising under this Contribution Agreement and restrictions on sales to the public of securities under applicable securities laws) and has no outstanding agreement, understanding or obligation to sell, transfer or deliver such general partner interest.

            (b) Each Bradford Limited Partner owns beneficially and of record the limited partner interest in Bradford Ltd. set forth opposite such Bradford Limited Partner's name in Section 2.2(c); such limited partner interest has been duly authorized and validly issued in accordance with the Bradford Partnership Agreement and is fully paid (to the extent required under the Bradford Partnership Agreement) and nonassessable (except as such nonassessability may be affected by the relevant provisions of the Pennsylvania LP Act); and such Bradford Limited Partner owns such limited partner interest free and clear of all Liens (other than those arising under this Contribution Agreement and restrictions on sales to the public of securities under applicable securities laws) and has no outstanding agreement, understanding or obligation to sell, transfer or deliver such limited partner interest.

            (c) There are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating Bradford Ltd. to issue, deliver or sell, or cause to be issued, delivered or sold, additional partnership interests in Bradford Ltd.

      SECTION 5.3 AUTHORITY, AUTHORIZATION AND ENFORCEABILITY. Each Bradford Partner has all requisite corporate power and authority to execute and deliver this Contribution Agreement and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of by each Bradford Partner of this Contribution Agreement and each instrument required hereby to be executed and delivered by it at the Closing and the performance of its obligations hereunder and thereunder have been duly and validly authorized by the board of directors of such Bradford Partner, and no other corporate proceedings of such Bradford Partner are necessary to authorize the execution and delivery of this Contribution Agreement or the consummation of the transactions contemplated hereby. This Contribution Agreement and each instrument required hereby have been duly executed and delivered by each Bradford Partner and (assuming due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto) constitute the valid and legally binding obligations of each Bradford Partner, enforceable against each Bradford Partner in accordance with their terms, except that (A) such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws, decisions or equitable principles now or hereafter in effect relating to or affecting the enforcement of creditors' rights or debtors' obligations generally, and to general equity principles, and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      SECTION 5.4 NO VIOLATION. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by, and receipt of all permits and orders of Governmental Authorities required in connection with the consummation of the transactions contemplated by this Contribution Agreement, and the receipt of all approvals or consents required to be obtained from third parties other than the Superior Partners or the Bradford Partners (none of which the failure to obtain would, individually or in the aggregate, have a material adverse effect on the ability of any Bradford Partner to consummate the transactions contemplated by this Agreement), neither the execution and delivery by the Bradford Partners of this Contribution Agreement or any instrument required hereby to be executed and delivered by it at the Closing nor the performance by the Bradford Partners of its obligations hereunder or thereunder will (i) violate or breach the terms of or cause a default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation under, or result in the creation of any Lien upon any of the properties or assets of Bradford Ltd. or the partnership interests of Bradford Ltd. held by any Bradford Partner under (A) any law, regulation or order of any Governmental Authority applicable to Bradford Ltd. or any Bradford Partner, (B) the Bradford Partnership Agreement or the charter, bylaws or similar organizational document of any Bradford Partner or (C) any contract, agreement or other instrument or obligation to which Bradford Ltd. or any Bradford Partner is a party or by which it or any of its properties or assets is bound, or (ii) with the passage of time, the giving of notice or the taking of any action by a third party, have any of the effects set forth in clause (i) of this Section 5.4, except in any such case for any matters described in this Section 5.4 that would not have an SWSI Material Adverse Effect.

      SECTION 5.5 TITLE TO ASSETS. Bradford Ltd. has good and indefeasible title to all of its assets and properties, free and clear of all Liens, except for (i) Permitted Liens or (ii) Liens arising in connection with any loan or credit agreement to which Bradford Ltd. or Superior Ltd. is a party.

      SECTION 5.6 LITIGATION. There are no suits, actions, proceedings or investigations pending or threatened against Bradford Ltd or any Bradford Partner (i) seeking to prevent or delay the Closing or (ii) that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on Bradford Ltd. or any Bradford Partner's ability to perform its obligations with respect to the transactions contemplated by this Agreement. Bradford Ltd. is not subject to any continuing court or administrative order, writ, injunction or decree applicable to it or its assets. There are no judgments against Bradford Ltd.

      SECTION 5.7 BANKRUPTCY. There are no bankruptcy, reorganization or rearrangement proceedings under any bankruptcy, insolvency, reorganization, moratorium or other similar laws with respect to creditors pending against, being contemplated by, or to the knowledge of any Bradford Partner, threatened against Bradford Ltd. or any Bradford Partner.

      SECTION 5.8 BROKERAGE FEES AND COMMISSIONS. No Bradford Partner has, directly or indirectly, incurred any obligation or entered into any agreement for any investment banking, brokerage or finder's fee or commission in connection with this Contribution Agreement for which any Superior Partner shall incur any liability.

      SECTION 5.9 NO DISTRIBUTION. Each Bradford Partner is an experienced and knowledgeable investor in the oilfield services industry, is able to bear the economic risks of its acquisition and ownership of the SWSI Common Stock and is capable of evaluating (and has evaluated) the merits and risks of SWSI and the acquisition and ownership of the SWSI Common Stock. Prior to entering into this Contribution Agreement, each Bradford Partner had the opportunity to obtain the advice of Persons, such as legal and tax advisors, that it deemed appropriate concerning the transactions contemplated by this Contribution Agreement. Each Bradford Partner is an "accredited investor," as such term is defined in Regulation D of the Securities Act of 1933, as amended, and will acquire the SWSI Common Stock for its own account and not with a view to a sale or distribution thereof in violation of the Securities Act of 1933, as amended, and the rules and regulations thereunder, any applicable state blue sky laws or any other applicable securities laws.

                                   ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF SWSI

      SWSI represents and warrants to the other parties to this Contribution Agreement that the statements contained in this Article VI are correct and complete as of the date hereof.

      SECTION 6.1 ORGANIZATION OF SWSI. SWSI is a corporation duly organized under the DGCL and is validly existing and in good standing under the laws of the State of Delaware. SWSI is a recently formed corporation and has no assets, liabilities, business or operations.

      SECTION 6.2 CAPITALIZATION. The authorized capital stock of SWSI consists of 1,000 shares of SWSI Common Stock, of which 1,000 shares are issued and outstanding. All of the outstanding shares of SWSI Common Stock are duly authorized, validly issued, fully paid, nonassessable, and were not issued in violation of the preemptive rights of any person. Except with respect to the SWSI Initial Public Offering, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating SWSI or any subsidiary of SWSI to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of SWSI or any subsidiary of SWSI or obligating SWSI or any subsidiary of SWSI to grant, extend or enter into any such agreement or commitment.

      SECTION 6.3 AUTHORITY, AUTHORIZATION AND ENFORCEABILITY. SWSI has all requisite corporate power and authority to execute and deliver this Contribution Agreement and each instrument required hereby to be executed and delivered by it at the Closing, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by SWSI of this Contribution Agreement and each instrument required hereby to be executed and delivered by it at the Closing and the performance of its obligations hereunder and thereunder have been duly and validly authorized by the Board, and no other corporate proceedings of SWSI are necessary to authorize the execution and delivery of this Contribution Agreement or the consummation of the transactions contemplated hereby. This Contribution Agreement and each instrument required hereby have been duly executed and delivered by SWSI and (assuming due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto) constitute the valid and legally binding obligations of SWSI, enforceable against SWSI in accordance with their terms, except that (A) such enforceability may be subject to bankruptcy, insolvency, reorganization, moratorium or other laws, decisions or equitable principles now or hereafter in effect relating to or affecting the enforcement of creditors' rights or debtors' obligations generally, and to general equity principles, and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

      SECTION 6.4 NO VIOLATION. Assuming effectuation of all filings and registrations with, termination or expiration of any applicable waiting periods imposed by and receipt of all permits and orders of, Governmental Authorities required in connection with the consummation of the transactions contemplated by this Contribution Agreement, neither the execution and delivery by SWSI of this Contribution Agreement or any instrument required hereby to be executed and delivered by it at the Closing nor the performance by SWSI of its obligations hereunder or thereunder will (i) violate or breach the terms of or cause a default under (A) any law, regulation or order of any Governmental Authority applicable to SWSI or (B) SWSI's certificate of incorporation and bylaws or (ii) with the passage of time, the giving of notice or the taking of any action by a third party, have any of the effects set forth in clause (i) of this Section 6.4, except in any such case for any matters described in this Section 6.4 that would not have an SWSI Material Adverse Effect.

      SECTION 6.5 LITIGATION. There are no suits, actions, proceedings or investigations pending or threatened against SWSI (i) seeking to prevent or delay the Closing or (ii) that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on SWSI's ability to perform its obligations with respect to the transactions contemplated by this Agreement. SWSI is not subject to any continuing court or administrative order, writ, injunction or decree applicable to it. There are no judgments against SWSI.

                                   ARTICLE VII
               REPRESENTATIONS AND WARRANTIES CONCERNING NEW GP

      Each of Superior GP and Bradford GP represents and warrants to the other parties hereto that the statements contained in this Article VII are correct and complete as of the date hereof.

      SECTION 7.1 ORGANIZATION OF NEW GP. New GP is a limited liability company duly organized under the DLLCA and is validly existing and in good standing under the laws of the State of Delaware. New GP is a recently formed limited liability company and has no assets, liabilities, business or operations.

      SECTION 7.2 CAPITALIZATION OF NEW GP(a) . Superior GP owns beneficially and of record an 85% limited liability company interest in New GP. Bradford GP owns beneficially and of record a 15% limited liability company interest in New GP. Each such limited liability company interest has been duly authorized and validly issued in accordance with the New GP LLC Agreement, is fully paid (to the extent required under the New GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Section 18-607 of the Delaware LLC Act) and is owned free and clear of all Liens (other than those arising under this Contribution Agreement and restrictions on sales to the public of securities under applicable securities laws). There are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement obligating New GP to issue, deliver or sell, or cause to be issued, delivered or sold, additional limited liability company interests in New GP.

                                  ARTICLE VIII
                                    COVENANTS

      SECTION 8.1 ORDINARY COURSE OF BUSINESS. Between the date of this Contribution Agreement and the earlier to occur of the Effective Time or the termination of this Contribution Agreement, the Superior Partners and the Bradford Partners will cause Superior Ltd. and Bradford Ltd., as applicable, to carry on their respective businesses diligently and in the ordinary and usual course and consistent with past practice, and, without limiting the generality of the foregoing, and the Superior Partners and the Bradford Partners will use commercially reasonable efforts to preserve the respective business organizations of Superior Ltd. and Bradford Ltd. intact, keep available the services of their respective present executive officers and employees and preserve their respective present relationships with persons having business dealings with it.

      SECTION 8.2 RESTRICTED ACTIVITIES AND TRANSACTIONS. Except as otherwise contemplated herein or in connection with the SWSI Initial Public Offering or as otherwise consented to in writing by the holders of the percentages of limited partner interests of Superior Ltd. and Bradford Ltd. set forth in Section 10.1(d), between the date of this Contribution Agreement and the earlier to occur of the Effective Time or the termination of this Contribution Agreement,
(i) neither the Superior Partners nor the Bradford Partners shall sell, transfer or otherwise deliver their respective partnership interests and (ii) SWSI will not and neither the Superior Partners nor the Bradford Partners will cause Superior Ltd., Bradford Ltd. or New GP to:

            (a) issue or commit to issue any of its capital stock or other ownership or equity interests;

            (b) grant or commit to grant any options, warrants, convertible securities or other rights to subscribe for, purchase or otherwise acquire any shares of its capital stock or other ownership or equity interests;

            (c) declare, set aside, or pay any dividend or distribution or make any other payment with respect to its capital stock or other ownership interests except in the ordinary and usual course and consistent with past practice;

            (d) directly or indirectly redeem, purchase or otherwise acquire or commit to acquire any of its capital stock or other ownership or equity interests;

            (e) effect a split or reclassification of any of its capital stock or a recapitalization or other reorganization;

            (f) amend or otherwise alter its articles of incorporation, bylaws, limited liability agreement or limited partnership agreement or other governing instruments;

            (g) enter into or make any change in any of its employee benefit plans or grant any increase in compensation (other than increases in compensation in the ordinary course of business for field and office personnel who are not managers or executives), or provide any special severance arrangement involving any of its employees, officers or directors;

            (h) acquire control or ownership in any other corporation, association, joint venture, partnership, business trust or other business entity, or acquire control or ownership of all or a substantial portion of the assets of any of the foregoing for a purchase price (including any assumed liabilities) in excess of $5,000,000;

            (i) except in the ordinary course of business or as otherwise permitted under this Contribution Agreement and except for budgeted capital expenditures, enter into or agree to enter into any agreement or transaction involving the incurrence of an obligation to pay an amount in excess of an aggregate of $2,000,000;

            (j) create, assume or permit to exist any Lien on any of its assets, tangible or intangible, except (i) as permitted under its existing credit facilities with banks and any renewals, modifications or rearrangements thereof on terms and conditions not materially less favorable to the respective borrower or (ii) in the ordinary course of business consistent with past practice;

            (k) except as in the ordinary and usual course of business and consistent with past practice or as otherwise contemplated or permitted herein, (i) borrow, or agree to borrow any funds or voluntarily incur, assume or become subject to, whether directly or by way of guaranty or otherwise, any obligation or liability (absolute or contingent) in excess of $5,000,000, except as permitted under its existing credit facilities and in connection with any renewal, modification or rearrangement thereof which is on terms and conditions not materially less favorable to the respective borrower and which does not provide for an increase in the maximum borrowing amount, (ii) cancel or agree to cancel any debts or claims, (iii) lease, sublease, sell or transfer, agree to sublease, sell or transfer, or grant or agree to grant any preferential rights to lease or acquire, any of its assets, property or rights having a fair market value in excess of $2,000,000 or (iv) make or permit any material amendment or termination of any material contract, agreement, license or other right to which it is a party;

            (l) settle any threatened or pending litigation that is not fully covered by insurance other than for immaterial consideration or for an amount less than that reserved as of the date hereof for such litigation on its books and records; or

            (m) commit itself to do any of the foregoing.

      SECTION 8.3 HSR AND OTHER REGULATORY MATTERS. Each of the parties hereto agrees to make all necessary filings on a timely basis with respect to the HSR Act, and other applicable laws and will use its commercially reasonable efforts to obtain any other regulatory approvals which may be required to consummate the transactions contemplated herein. Notwithstanding anything in this Contribution Agreement to the contrary, if any party hereto or any Affiliate thereof is required to make a filing under any such acts in connection with the transactions contemplated by this Contribution Agreement, the filing fees of such Person shall be borne by the party whose equity ownership gave rise to such filing obligation.

      SECTION 8.4 COMMERCIALLY REASONABLE EFFORTS. Upon the terms and subject to the conditions hereof, each of the parties hereto agrees to use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions as contemplated by this Contribution Agreement and to cooperate in connection with the foregoing, including commercially reasonable efforts:

            (a) to obtain any necessary waivers, consents and approvals from other parties to material notes, licenses, agreements and other instruments and obligations;

            (b) to obtain any material consents, approvals, authorizations and permits required to be obtained under any federal, state or local statute, rule or regulation;

            (c) to defend all lawsuits or other legal proceedings challenging this Contribution Agreement or the consummation of the transactions as contemplated hereby; and

            (d) to effect promptly all necessary filings and notifications including, but not limited to, filings under the HSR Act, and prompt submissions of information requested by Governmental Authorities.

      SECTION 8.5 NEW SWSI CHARTER AND BYLAWS. At least one Business Day prior to the Effective Time, SWSI will file the New SWSI Charter with the Secretary of State of the State of Delaware and the Board will adopt the New SWSI Bylaws.

      SECTION 8.6 OFFICERS AND DIRECTORS. The duly elected officers and directors of SWSI who hold office immediately prior to the Effective Time shall be the officers and directors of SWSI and shall thereafter continue to hold such positions until their successors have been duly elected.

      SECTION 8.7 ACCESS TO INFORMATION. From the date hereof to the Effective Time, each of the parties hereto shall afford the officers, employees and representatives of the others, complete access at all reasonable times to its respective officers, employees, agents, properties, books and records, as applicable, and shall furnish the others all financial, operating and other data and information as the others, through their officers, employees or representatives, may reasonably request.

      SECTION 8.8 SECTION 351 REPORTING. For United States federal income tax purposes and any applicable state or local income tax purposes, the parties hereto recognize that (i) the contributions described in Sections 2.1 and 2.2 will be treated to the Superior Partners and the Bradford Partners as contributions by the Superior Partners and the Bradford Partners of partnership interests in Superior Ltd. and Bradford Ltd. to SWSI in exchange for shares of SWSI

Common Stock to which Section 351 of the Code applies and (ii) following such contributions, each of New GP, Superior Ltd. and Bradford Ltd. will be treated as an entity disregarded as separate from its owner, SWSI. No party shall file any income tax return or otherwise take any position for income tax purposes that is inconsistent with such treatment unless required to do so pursuant to a "determination" within the meaning of Section 1313(a) of the Code or the corresponding provision of state or local income tax law.

      SECTION 8.9 SWSI REGISTRATION STATEMENT. Each of the parties hereto shall cooperate in the preparation and filing of the SWSI Registration Statement and to consummate the SWSI Initial Public Offering. As promptly as is practicable following the execution of this Contribution Agreement, the Superior Partners and the Bradford Partners shall cooperate with SWSI to cause such SWSI Registration Statement to be filed with the Commission under and pursuant to the provisions of the Securities Act for the purpose of registering SWSI Common Stock for sale to the public in the SWSI Initial Public Offering.

      SECTION 8.10 BLUE SKY. SWSI will use commercially reasonable efforts to obtain prior to the Effective Time all necessary Blue Sky permits and approvals required to permit the issuance of SWSI Common Stock in accordance with the provisions of this Contribution Agreement.

      SECTION 8.11 NOTIFICATION OF CERTAIN MATTERS. Each party hereto will give prompt notice of (i) the occurrence or non-occurrence of any event, the occurrence or nonoccurrence of which would be likely to cause any representation or warranty of such Person contained herein to be untrue or inaccurate in any material respect at or prior to the Effective Time, (ii) any material failure of any such Person to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Person hereunder and (iii) any material adverse change in the business, operations, operating results or condition (financial or otherwise) of such party. The delivery or deemed delivery of any notice pursuant to this Section 8.11 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice,
(ii) modify the conditions set forth in Article IX, or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

      SECTION 8.12 FURTHER ASSURANCES. The parties hereto agree to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other action as may be reasonably necessary or convenient to carry out the transactions contemplated hereby.

                                   ARTICLE IX
                                   CONDITIONS

      SECTION 9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. Notwithstanding any other provision of this Agreement, the respective obligations of each party to effect the transactions contemplated by this Contribution Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

            (a) the waiting period (and any extension thereof) applicable to the consummation of the transactions contemplated herein under the HSR Act shall have expired or been terminated;

            (b) no order shall have been entered and remained in effect in any action or proceeding before any federal, foreign, state or provincial court or governmental agency or other federal, foreign, state or provincial regulatory or administrative agency or commission that would prevent or make illegal the consummation of the transactions contemplated herein;

            (c) the SWSI Registration Statement shall be effective on the Closing Date and all post-effective amendments filed shall have been declared effective or shall have been withdrawn, and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the parties, threatened by the Commission;

            (d) SWSI and the underwriters named in the SWSI Registration Statement shall have executed an underwriting agreement for a firm commitment underwriting as described in the SWSI Registration Statement (the "Underwriting Agreement");

            (e) all other approvals of Governmental Authorities and of non-governmental persons or entities shall have been obtained (i) the granting of which is necessary for the consummation of the transactions contemplated herein and (ii) the non-receipt of which will have an SWSI Material Adverse Effect;

            (f) the representations and warranties of the parties hereto contained in this Contribution Agreement shall have been true and correct as of the date of execution of this Contribution Agreement, except for such failures to be true which (i) have been cured prior to the Closing Date or (ii) do not, in the aggregate, constitute an SWSI Material Adverse Effect;

            (g) the agreements and covenants of the parties hereto to be complied with or performed on or before the Closing Date pursuant to the terms hereof shall have been duly complied with or performed, except for such failures to comply or perform which do not, in the aggregate, constitute an SWSI Material Adverse Effect;

            (h) no SWSI Material Adverse Effect shall have occurred since the date of this Agreement;

            (i) assignment agreements in form and substance reasonably acceptable to the parties hereto evidencing the transfers of partnership interests and limited liability company interests contemplated by Article II shall have been executed by the parties thereto;

            (j) each of the Superior Partners shall have waived all applicable restrictions and purchase options with respect to the transfer of their respective partnership interests in Superior Ltd. contained in the Superior Partnership Agreement, including Exhibit A and Exhibit B thereto;

            (k) each of the Bradford Partners shall have waived all applicable restrictions and purchase options with respect to the transfer of their respective partnership interests in Bradford Ltd. contained in the Bradford Partnership Agreement, including Exhibit A thereto;

            (l) each of the Superior Partners and the Bradford Partners shall have withdrawn as partners from Superior Ltd. and Bradford Ltd., respectively, in accordance with the Superior Partnership Agreement and the Bradford Partnership Agreement, respectively, and the Pennsylvania LP Act;

            (m) each of Superior GP and Bradford GP shall have withdrawn as members of New GP in accordance with the New GP LLC Agreement and the Delaware LLC Act; and

            (n) each of the Superior Partners and the Bradford Partners shall have executed and delivered the Registration Rights Agreement.

                                    ARTICLE X
                                   TERMINATION

      SECTION 10.1 TERMINATION. This Contribution Agreement may be terminated and the transactions contemplated herein may be abandoned at any time prior to the Effective Time:

            (a) by any party hereto in the event of an SWSI Material Adverse Effect that is incapable of being cured, remedied or reversed within 90 days of such event, provided that such party or its operations are not responsible for the occurrence of such SWSI Material Adverse Effect;

            (b) by any party hereto if the Effective Time shall not have occurred on or before November 1, 2005 (unless the Effective Time has not occurred as the result of a breach of the terms hereof by the party desiring to exercise the termination right, which date may be extended by mutual agreement of the parties hereto);

            (c) by any party hereto if a final unappealable order to restrain, enjoin or otherwise prevent, or awarding substantial damages in connection with, consummation of this Contribution Agreement or the transactions contemplated in connection herewith shall have been entered;

            (d) with the consent of (i) the Superior Partners holding at least 60% of the limited partner interests of Superior Ltd. and (ii) the Bradford Partners holding at least 50% of the limited partner interests of Bradford Ltd.

      SECTION 10.2 EFFECT OF TERMINATION. In the event of any termination of this Contribution Agreement pursuant to Section 10.1, the parties hereto shall have no obligation or liability to any other party hereto except the provisions of this Section and Sections 10.3, 11.5, 11.6, 11.8, 11.9 and 11.10 hereof shall survive any such termination and, except as provided in this Section 10.2, all documents executed in connection with this Contribution Agreement shall be null and void.

      SECTION 10.3 FEES AND EXPENSES. The aggregate costs and expenses incurred by all parties hereto in connection with this Contribution Agreement and the transactions contemplated herein shall be paid or reimbursed, as the case may be, 85% by the Superior Partners, pro rata in accordance with their respective percentage interests in Superior Ltd., and 15% by the Bradford Partners, pro rata in accordance with their respective percentage interests in Bradford Ltd.

                                   ARTICLE XI
                                  MISCELLANEOUS

      SECTION 11.1 WAIVER AND AMENDMENT. Any provision of this Contribution Agreement may be waived at any time by the party that is entitled to the benefits thereof. This Contribution Agreement may not be amended or supplemented at any time, except by an instrument in writing signed on behalf of each party hereto.

      SECTION 11.2 NONSURVIVAL OF REPRESENTATIONS AND WARRANTIES. No representation and warranty made in this Contribution Agreement shall survive the Effective Time. This Section 11.2 shall not limit the term of any covenant or agreement which by its terms contemplates performance after the Effective Time.

      SECTION 11.3 ASSIGNMENT. This Contribution Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, devisees and assigns. Except as set forth in this Contribution Agreement, this Contribution Agreement shall not be assignable until after the Closing Date (except by inheritance or devise) by the parties hereto, except with the prior written consent of the other parties.

      SECTION 11.4 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered if delivered in person, by cable, telegram, telex, or telecopy and shall be deemed to have been duly given three business days after deposit with a United States post office if delivered by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

      if to SWSI:

      c/o Mark A. Snyder
      One Glade Park East
      P.O. Box 1022
      Kittanning, Pennsylvania  16201
      Fax:  724-545-2989

      with a copy to:

      David E. Wallace
      1380 Rt. 286 East, Suite #121
      Indiana, Pennsylvania  15701
      Fax:  724-465-8907
      and a copy to:

      T. Mark Kelly
      Vinson & Elkins LLP
      2300 First City Tower
      1001 Fannin Street
      Houston, Texas 77002
      Fax:  713-615-5531

      if to the Superior Partners:

      c/o Mark A. Snyder
      One Glade Park East
      P.O. Box 1022
      Kittanning, Pennsylvania  16201
      Fax:  724-545-2989

      with a copy to:

      David E. Wallace
      1380 Rt. 286 East, Suite #121
      Indiana, Pennsylvania  15701
      Fax:  724-465-8907

      and a copy to:

      Reed Smith LLP
      435 Sixth Avenue
      Pittsburgh, PA  15219
      Attn:  Pasquale D. Gentile, Jr.
      Fax:  412-288-3063

      if to the Bradford Partners:

      c/o Mark A. Snyder
      One Glade Park East
      P.O. Box 1022
      Kittanning, Pennsylvania  16201
      Fax:  724-545-2989

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

      SECTION 11.5 GOVERNING LAW. This Contribution Agreement shall be governed by and construed in accordance with the substantive law of the Commonwealth of Pennsylvania without giving effect to the principles of conflicts of law thereof.


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
      SECTION 11.6 SEVERABILITY. If any term or other provisions of this Contribution Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Contribution Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner material to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Contribution Agreement so as to effect the original intent of the parties as closely as possible.

      SECTION 11.7 COUNTERPARTS. This Contribution Agreement may be executed in counterparts, each of which shall be an original document, but all of which together shall constitute one and the same agreement.

      SECTION 11.8 HEADINGS. The Section headings herein are for convenience only and are not intended to be part of or to affect the meaning or interpretation of the Agreement.

      SECTION 11.9 ENFORCEMENT OF THE AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Contribution Agreement were not performed in accordance with their specific terms or otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to any injunction or injunctions to prevent breaches of this Contribution Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedies to which they are entitled at law or in equity. In addition, each of the parties hereto consents to submit itself to the personal jurisdiction of any federal or state court sitting in the Commonwealth of Pennsylvania in the event any dispute arises out of this Contribution Agreement and agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court.

      SECTION 11.10 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Contribution Agreement, including the documents and information supplied in writing, and instruments referred to herein, constitute the entire agreement and supersedes all other prior agreements, and understandings, both oral and written, among the parties or any of them, with respect to the subject matter hereof. This Contribution Agreement shall be binding upon and inure solely to the benefit of the parties hereto, and nothing in this Contribution Agreement, including the documents and information supplied in writing, and instruments referred to herein, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Contribution Agreement.

      SECTION 11.11 CERTAIN ASSIGNMENTS. Each of the parties hereto acknowledge and agree that each Superior Partner and each Bradford Partner may transfer and assign their respective shares, or their right to receive such shares, of SWSI Common Stock to be received pursuant to Section 2.2 to an Affiliate or an immediate family member of such Superior Partner or Bradford Partner; provided, however, that (i) any such transfer shall be by way of a gift or other transfer for no consideration for estate planning, tax planning or similar purposes and
(ii) each transferee pursuant to this Section 11.11 shall in connection with such transfer agree to be bound by, and shall become a party to, this Agreement.

                            [signature pages follow]

      IN WITNESS WHEREOF, the parties to this Contribution Agreement have caused it to be duly executed as of the date first above written.

                                    SWSI:

                                    Superior Well Services, Inc.


                                    By:      /s/ David E. Wallace
                                             ________________________________

                                    Name:    David E. Wallace
                                             _________________________________

                                    Title:   Chief Executive Officer
                                             _________________________________


                                    SUPERIOR PARTNERS:

                                    Buffalo Valley Real Estate Company

                                    By:      /s/ E.A. Snyder
                                             ________________________________

                                    Name:    E.A. Snyder
                                             _________________________________

                                    Title:   President
                                             _________________________________


                                              /s/ Thomas C. Snyder
                                    __________________________________________
                                    Thomas C. Snyder

                                              /s/ David E. Snyder
                                    __________________________________________
                                    David E. Snyder

                                              /s/ Mark A. Snyder
                                    __________________________________________
                                    Mark A. Snyder

                                    C.H. Snyder, Jr. Grantor Retained Annuity
                                    Trust Dated November 1, 2004

                                    By:      /s/ C.H. Snyder
                                             ________________________________

                                    Name:    C.H. Snyder
                                             _________________________________

                                    Title:   Trustee
                                             _________________________________


                                             /s/ Dennis C. Snyder
                                    __________________________________________
                                    Dennis C. Snyder

                                             /s/ Richard G. Snyder
                                    __________________________________________
                                    Richard G. Snyder

                                               /s/ David E. Wallace
                                    __________________________________________
                                    David E. Wallace

                                                /s/ Rhys R. Reese
                                    __________________________________________
                                    Rhys R. Reese

                                              /s/ Jacob Linaberger
                                    __________________________________________
                                    Jacob Linaberger


                                    BRADFORD PARTNERS:

                                    Eastern Material Corp.


                                    By:      /s/ David E. Snyder
                                             ________________________________
                                    Name:    David E. Snyder
                                    Title:   President


                                    Allegheny Mineral Corp.


                                    By:      /s/ Dennis C. Snyder
                                             ________________________________
                                    Name:    Dennis C. Snyder
                                    Title:   President


                                    Armstrong Cement & Supply Corp.


                                    By:      /s/ C. H. Snyder, Jr.
                                             ________________________________
                                    Name:    C. H. Snyder, Jr.
                                    Title:   President


                                    Glacial Sand & Gravel Co.


                                    By:      /s/ Mark A. Snyder
                                             ________________________________
                                    Name:    Mark A. Snyder
                                    Title:   President